SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                  May 5, 1997
                       ---------------------------------
                       (Date of earliest event reported)


                             BankAmerica Corporation
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               (Exact name of registrant as specified in charter)


Delaware                                1-7377                  94-1681731
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(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)        Identification Number)


Bank of America Center
555 California Street
San Francisco, California                                               94104
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(Address of principal executive offices)                             (Zip Code)


                                 (415) 622-3530
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              (Registrant's telephone number, including area code)

ITEM 5.  Other Events.
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         Due to the nature of its business, Bank of America National Trust and
Savings Association (the "Bank"), the principal subsidiary of BankAmerica Corpo-ration ("BAC"), is subject to various threatened or filed legal actions. Some of these actions allege damages, or seek penalties or other relief, in very large amounts. The Bank has recently been sued in one such suit by the City of San Francisco and several related public entities, and by the State of Califor-nia, in an action entitled State of California, etc. ex rel Stull v. Bank of
                           -------------------------------------------------
America NT&SA, et al. (No. 968-484). The case was instituted on April 1, 1995 in
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the Superior Court for the City and County of San Francisco. The City of San
Francisco and related public entities intervened in the case on May 1, 1997, and the State of California took over prosecution of the case on May 5, 1997.

          The chief allegation of this suit is that the Bank retained unclaimed funds related to bonds and coupons which were not presented by bondholders rather than returning them to certain bond issuers or escheating such funds to the State. The suit also alleges False Claims Act exposure for alleged fee overcharges and claims that the Bank improperly invested bond program funds.

          The amount of any ultimate exposure cannot be determined with cer-tainty at this time. Based on the results of BAC's investigation to date, BAC does not expect the final outcome of the threatened or filed suits, including the recent suit described above, to have a material adverse effect on its financial position.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           BANKAMERICA CORPORATION
                                           -----------------------
                                                 (Registrant)

Date:  May 5, 1997



                                            By:  /s/ MICHAEL E. O'NEILL
                                                 -----------------------
                                                 Michael E. O'Neill
                                                 Vice Chairman and
                                                    Chief Financial Officer